Exhibit 10.1
Execution Version
COMMON STOCK PURCHASE AGREEMENT
BY AND AMONG
CONCHO RESOURCES INC.
AND
THE PURCHASERS NAMED HEREIN

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Page
ARTICLE V COVENANTS

Section 5.01. Subsequent Public Offerings	14
Section 5.02. Taking of Necessary Action	14
Section 5.03. Non-Disclosure; Interim Public Filings	14
Section 5.04. Use of Proceeds	15
Section 5.05. Tax Information	15
Section 5.06. Short Selling Acknowledgement and Agreement	15

ARTICLE VI CLOSING CONDITIONS

Section 6.01. Conditions to the Closing	15
Section 6.02. Concho Deliveries	17
Section 6.03. Purchaser Deliveries	18

ARTICLE VII INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01. Indemnification by Concho	18
Section 7.02. Indemnification by Purchasers	18
Section 7.03. Indemnification Procedure	19

ARTICLE VIII MISCELLANEOUS

Section 8.01. Interpretation	20
Section 8.02. Survival of Provisions	20
Section 8.03. No Waiver; Modifications in Writing	20
Section 8.04. Binding Effect; Assignment	21
Section 8.05. Confidentiality and Non-Disclosure	21
Section 8.06. Communications	21
Section 8.07. Removal of Legend	24
Section 8.08. Entire Agreement	25
Section 8.09. Governing Law	25
Section 8.10. Execution in Counterparts	25
Section 8.11. Termination	25
Section 8.12. Recapitalization, Exchanges, Etc. Affecting the Purchased Common Stock	26
Section 8.13. Obligations Limited to Parties to Agreement	27

Schedules and Exhibits:

Schedule 2.01 Purchasers and Commitment Amounts

Exhibit A Registration Rights Agreement
Exhibit B Forms of Opinion
Exhibit C Concho Resources Inc. Officer’s Certificate
Exhibit D Purchasers’ Officer’s Certificate
Exhibit E Concho Resources Inc. Secretary’s Certificate
Exhibit F Cross Receipt
Exhibit G Marbob Acquisition Agreement

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COMMON STOCK PURCHASE AGREEMENT
     This COMMON STOCK PURCHASE AGREEMENT, dated as of July 19, 2010 (this “Agreement”), by and among CONCHO RESOURCES INC., a Delaware corporation (“Concho”), and each of the purchasers named in Schedule 2.01 to this Agreement (each such purchaser a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, simultaneously with the execution of this Agreement, Concho is entering into a definitive purchase agreement to acquire indirectly all of Marbob’s right, title and interest in and to certain oil and gas properties and related assets described in the Marbob Acquisition Agreement upon the terms and conditions and for the consideration set forth in the Marbob Acquisition Agreement (the “Marbob Acquisition”);
     WHEREAS, Concho desires to finance a portion of the Marbob Acquisition through the sale of an aggregate of $300,000,020.10 of Common Stock, and the Purchasers desire to purchase severally an aggregate of $300,000,020.10 of Common Stock from Concho, each in accordance with the provisions of this Agreement;
     WHEREAS, it is a condition to the obligations of the Purchasers and Concho under this Agreement that all closing conditions (other than the payment of the purchase price) required to consummate the Marbob Acquisition have been satisfied or waived, and the parties to the Marbob Acquisition Agreement are prepared to consummate the Marbob Acquisition substantially on the terms set forth therein; and
     WHEREAS, Concho has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Common Stock acquired pursuant to this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “2006 Registration Rights Agreement” shall have the meaning specified in Section 3.14.
     “2006 Stock Incentive Plan” means the Concho Resources Inc. 2006 Stock Incentive Plan.
     “8-K Filing” shall have the meaning specified in Section 5.03.
     “Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

     “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall have the meaning specified in the introductory paragraph.
     “Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Marbob Acquisition Agreement and any and all other material agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.
     “Board of Directors” means the board of directors of Concho.
     “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in Houston, Texas or New York, New York.
     “Buy-In” shall have the meaning specified in Section 8.07.
     “Buy-In Price” shall have the meaning specified in Section 8.07.
     “Closing” shall have the meaning specified in Section 2.02.
     “Closing Date” shall have the meaning specified in Section 2.02.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commission” means the United States Securities and Exchange Commission.
     “Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.01 to this Agreement under the heading “Gross Proceeds to Issuer.”
     “Common Stock Price” shall have the meaning specified in Section 2.01(b).
     “Common Stockholders” means the Common Stockholders of Concho.
     “Common Stock” means the common stock, $0.001 par value, of Concho.
     “Concho” shall have the meaning specified in the introductory paragraph.
     “Concho Financial Statements” shall have the meaning specified in Section 3.03.
     “Concho Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, or operations of Concho and its Subsidiaries, taken as a whole, measured against those assets, liabilities, financial condition, business, or operations reflected in the Concho SEC Documents, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on Concho and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which Concho and its Subsidiaries participate or are engaged, (ii) the ability of Concho and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of Concho to consummate the transactions under any Basic Document.
     “Concho Related Parties” shall have the meaning specified in Section 7.02.
     “Concho SEC Documents” shall have the meaning specified in Section 3.03.
     “DGCL” means Delaware General Corporation Law.
     “EDGAR” means the Commission’s Electronic Data-Gathering, Analysis, and Retrieval filing system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time; provided, however, that for purposes of the Concho Financial Statements prepared as of a certain date, GAAP referenced therein shall be GAAP as of the date of the Concho Financial Statements.
     “Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities, stock exchanges and self regulatory organizations that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Concho, its Subsidiaries or any of their Property or any of the Purchasers.
     “Indemnified Party” shall have the meaning specified in Section 7.03.
     “Indemnifying Party” shall have the meaning specified in Section 7.03.
     “Law” or “Laws” means any federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

     “Lock-Up Date” means forty-five (45) days following the Closing Date.
     “Marbob” means collectively Marbob Energy Corporation, a New Mexico corporation, Pitch Energy Corporation, a New Mexico corporation, Costaplenty Energy Corporation, a New Mexico corporation, and John R. Gray, LLC, a New Mexico limited liability company.
     “Marbob Acquisition” shall have the meaning specified in the recitals.
     “Marbob Acquisition Agreement” means that certain Purchase Agreement dated July 19, 2010, by and among Concho and Marbob, which is attached to this Agreement as Exhibit G.
     “Marbob Closing Date” means the date on which the Marbob Acquisition is consummated.
     “Organizational Documents” means the Restated Certificate of Incorporation and Amended and Restated Bylaws of Concho.
     “Party” or “Parties” means Concho and the Purchasers, individually or collectively, as the case may be.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Authority or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Placement Agent” means Merrill, Lynch, Pierce, Fenner & Smith Incorporated.
     “Placement Agent Fees” means the fees that Concho is obligated to pay to the Placement Agent within one Business Day of the Closing Date.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchase Price” means the aggregate of each Purchaser’s Commitment Amount set forth opposite the Purchaser’s name on Schedule 2.01 to this Agreement under the heading “Gross Proceeds to Issuer.”
     “Purchased Common Stock” means the Common Stock to be issued and sold to the Purchasers pursuant to this Agreement.
     “Purchaser” shall have the meaning specified in the introductory paragraph.
     “Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under the Basic Documents on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under any Basic Document.
     “Purchaser Related Parties” shall have the meaning specified in Section 7.01.
     “Purchasers” shall have the meaning specified in the introductory paragraph.

     “Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit A, to be entered into at the Closing, among Concho and each of the Purchasers.
     “Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors or any other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     “Subsidiary” means, as to any Person, any corporation or other entity of which a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.
     “Transfer Agent” means American Stock Transfer & Trust Company in its capacity as transfer agent for the Common Stock.
     Section 1.02. Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.
ARTICLE II
SALE AND PURCHASE
     Section 2.01. Sale and Purchase. Contemporaneously with the consummation of the Marbob Acquisition and subject to the terms and conditions of this Agreement, at the Closing, Concho hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Concho, the dollar amount of Purchased Common Stock set forth opposite its name on Schedule 2.01 of this Agreement. Each Purchaser agrees to pay Concho the Common Stock Price for each share of Purchased Common Stock as set forth in Section 2.01(b).

          (a) Common Stock. The amount of Purchased Common Stock to be issued and sold to each Purchaser shall be equal to the amount next to such Purchaser’s name under the column entitled “Common Stock” in Schedule 2.01 of this Agreement. The Purchased Common Stock shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Organizational Documents.
          (b) Consideration. The amount per share of Common Stock each Purchaser will pay to Concho as consideration for the Purchased Common Stock shall be $45.30 (the “Common Stock Price”).
     Section 2.02. Closing. The execution and delivery of the Basic Documents (other than this Agreement), the delivery of certificates representing the Purchased Common Stock, the payment of the Common Stock Price for each share of Purchased Common Stock, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the Marbob Closing Date, but on or prior to November 30, 2010, provided that Concho shall have given each Purchaser five (5) Business Days (or such shorter period as shall be agreeable to the Parties) prior notice of such designated Closing Date, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002.
     Section 2.03. Nature of Purchasers’ Obligations and Rights. The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Basic Document. Except as otherwise provided in the Basic Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of the Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF CONCHO
     Concho represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 3.01. Corporate Existence. Concho: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has requisite power and authority to conduct its business as currently conducted and to own and lease its Property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents and approvals necessary to own its Property and to conduct its business as its business is currently conducted as described in the Concho SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Concho Material Adverse Effect; and (ii) is qualified to do business in all jurisdictions in which the nature of the business conducted by Concho makes such qualifications necessary, except where failure so to qualify would not reasonably be expected to have a Concho Material Adverse Effect.
     Section 3.02. Capitalization and Valid Issuance of Purchased Common Stock.
          (a) As of the date of this Agreement, and prior to the issuance and sale of the Purchased Common Stock, the issued and outstanding shares of Common Stock consists of 91,834,122 shares. All of the outstanding shares of Common Stock have been duly authorized and validly issued in accordance with applicable Law and the Organizational Documents and are fully paid and non-assessable.
          (b) Other than Concho’s existing 2006 Stock Incentive Plan, Concho has no equity compensation plans that contemplate the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock). Concho has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Common Stockholders may vote. Except as set forth in the first sentence of this Section 3.02(b) or as contemplated by the Basic Documents, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Concho or any of its Subsidiaries to issue, transfer or sell any equity interests in Concho or any of its Subsidiaries or securities convertible into or exchangeable for such equity interests, (ii) obligations of Concho or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests in Concho or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Concho or any of its Subsidiaries is a party with respect to the voting of the equity interests of Concho or any of its Subsidiaries.
          (c) (i) All of the issued and outstanding equity interests of each of Concho’s Subsidiaries are owned, directly or indirectly, by Concho free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Concho’s or Concho’s Subsidiaries’ credit facilities filed as exhibits to the Concho SEC Documents), and all such ownership interests have been duly authorized and validly issued in accordance with applicable Law and the Organizational Documents and are fully paid (to the extent required by the organizational documents of Concho’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by the organizational documents of Concho’s Subsidiaries), and (ii) except as disclosed in the Concho SEC Documents, neither Concho nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.
          (d) The offer and sale of the Purchased Common Stock will be duly authorized by Concho pursuant to the Organizational Documents and when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued in accordance with applicable Law and the Organizational Documents, fully paid and non-assessable and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.
          (e) The Purchased Common Stock will be issued in compliance with all applicable rules of The New York Stock Exchange. Prior to the Closing Date, Concho will submit to The New York Stock Exchange a Subsequent Listing Application with respect to the Purchased Common Stock. Concho’s currently outstanding Common Stock is listed on The New York Stock Exchange, and Concho has not received any notice of delisting.
          (f) The Purchased Common Stock shall have those rights, preferences, privileges and restrictions governing the Common Stock as set forth in the Organizational Documents. A true and correct copy of the Organizational Documents, as amended through the date hereof, has been filed by Concho with the Commission on August 8, 2007 as Exhibit 3.1 and Exhibit 3.2 to Concho’s Current Report on Form 8-K.
     Section 3.03. Concho SEC Documents. Concho has timely filed or furnished with the Commission all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it under the Exchange Act or the Securities Act since January 1, 2009 (all such documents collectively, the “Concho SEC Documents”). The Concho SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Concho Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Concho SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of Concho as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Concho and has not resigned or been dismissed as independent registered public accountants of Concho as a result of or in connection with any disagreement with Concho on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
     Section 3.04. No Material Adverse Change. Except as set forth in or contemplated by the Concho SEC Documents filed or furnished with the Commission after January 1, 2010 and prior to the date hereof, and except for the proposed Marbob Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2009, Concho and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Concho Material Adverse Effect, (ii) acquisition or disposition of any material asset by Concho or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in Concho’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Marbob Acquisition).
     Section 3.05. Litigation. Except as set forth in the Concho SEC Documents, there is no Action pending or, to the knowledge of Concho, contemplated or threatened, against Concho or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably would be expected to have a Concho Material Adverse Effect, or which challenges the validity of this Agreement.
     Section 3.06. No Breach. The execution, delivery and performance by Concho of each Basic Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Concho with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination or award applicable to Concho or any of its Subsidiaries or any of their respective Properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents or any organizational documents of any of Concho’s Subsidiaries, (iii) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which Concho or any of its Subsidiaries is a party or by which Concho or any of its Subsidiaries or any of their respective Properties may be bound or (B) any other agreement, instrument or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Concho or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have a Concho Material Adverse Effect.
     Section 3.07. Authority and Enforceability. Concho has all necessary corporate power and authority to execute, deliver and perform its obligations under each Basic Document to which it is a party and to consummate the transactions contemplated thereby. the execution, delivery and performance by Concho of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Basic Documents will constitute the legal, valid and binding obligations of Concho, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by this Agreement, no approval by the Common Stockholders is required as a result of Concho’s issuance and sale of the Purchased Common Stock.
     Section 3.08. Approvals. Except as contemplated by this Agreement or as required by the Commission in connection with Concho’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental

Authority or any other Person is required in connection with the execution, delivery or performance by Concho of each of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Concho Material Adverse Effect.
     Section 3.09. Investment Company Status. Concho is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 3.10. Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Common Stock pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Concho nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
     Section 3.11. Certain Fees. Except for the Placement Agent Fees, no fees or commissions will be payable by Concho to brokers, finders or investment bankers with respect to the sale of any of the Purchased Common Stock or the consummation of the transactions contemplated by this Agreement. Concho agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Concho or alleged to have been incurred by Concho in connection with the sale of the Purchased Common Stock or the consummation of the transactions contemplated by this Agreement.
     Section 3.12. No Side Agreements. Except for the confidentiality agreements entered into by and between each of the Purchasers and Concho or the Placement Agent, there are no other agreements by, among or between the Purchasers and any of their respective Affiliates, on the one hand, and Concho or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Basic Documents), and there are no promises or inducements for future transactions by, among or between the Purchasers and any of their respective Affiliates, on the one hand, and Concho and any of its Affiliates, on the other hand.
     Section 3.13. Internal Accounting Controls. Except as disclosed in the Concho SEC Documents, Concho and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     Section 3.14. Registration Rights. Except for the registration rights agreement dated February 27, 2006 and filed with the Commission on April 24, 2007 as Exhibit 10.12 to Concho’s Registration Statement on Form S-1 (File No. 333-142315) (“2006 Registration Rights Agreement”), neither the execution of this Agreement nor the issuance of the Purchased

Common Stock as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of Concho, other than pursuant to the Registration Rights Agreement.
     Section 3.15. Insurance. Concho and its Subsidiaries are insured against such losses and risks and in such amounts as Concho believes in its sole discretion to be prudent for its businesses. Concho does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted and as will be conducted following the Marbob Acquisition.
     Section 3.16. Acknowledgment. Concho acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of Concho (or in any similar capacity) with respect to the Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with the Basic Documents is merely incidental to the Purchasers’ purchase of Purchased Common Stock. Concho further acknowledges to each Purchaser that Concho’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated by this Agreement by Concho and its Representatives.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER
     Each Purchaser, severally and not jointly, represents and warrants to Concho with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:
     Section 4.01. Valid Existence. Such Purchaser is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power and authority to own its Properties and carry on its business as currently conducted.
     Section 4.02. Authority and Enforceability. Such Purchaser has all necessary legal power and authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by such Purchaser of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Basic Documents to which such Purchaser is a party will constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity.
     Section 4.03. No Breach. The execution, delivery and performance by such Purchaser of each of the Basic Documents to which it is a party by such Purchaser and the consummation of the transactions contemplated thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (iii) violate any statute, order, rule or regulation of any Governmental Authority having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have a Purchaser Material Adverse Effect.
     Section 4.04. Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Common Stock or the consummation of the transactions contemplated by the Basic Documents. Such Purchaser agrees that it will indemnify and hold harmless Concho from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of the Purchased Common Stock or the consummation of the transactions contemplated by the Basic Documents.
     Section 4.05. Unregistered Securities.
          (a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Common Stock. Such Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the purchase of the Purchased Common Stock.
          (b) Information. Such Purchaser or its Representatives have been furnished with all materials relating to the business, finances and operations of Concho and relating to the offer and sale of the Purchased Common Stock that have been requested by such Purchaser. Such Purchaser or its Representatives have been afforded the opportunity to ask questions of Concho or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on Concho’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Basic Document. Such Purchaser understands and acknowledges that its purchase of the Purchased Common Stock involves a high degree of risk and uncertainty. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its purchase of the Purchased Common Stock.
          (c) Legends. Such Purchaser understands and acknowledges that, until such time as the Purchased Common Stock has been registered pursuant to the provisions of the Securities Act, or the Purchased Common Stock is eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Common Stock will bear the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”
          (d) Purchase Representation. Such Purchaser is purchasing the Purchased Common Stock for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser understands and acknowledges that the shares of Purchased Common Stock it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Concho in a transaction not involving a public offering. Such Purchaser has been advised and understands and acknowledges that the Purchased Common Stock has not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).
          (e) Reliance Upon Purchaser’s Representations and Warranties. Such Purchaser understands and acknowledges that the Purchased Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that Concho, the Placement Agent and Vinson & Elkins L.L.P., counsel to Concho, are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Purchased Common Stock is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of such Purchaser to purchase the Purchased Common Stock.
     Section 4.06. No Side Agreements. Except for the confidentiality agreements entered into by and between such Purchaser and Concho or the Placement Agent, there are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and Concho or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Basic Documents), and there are no promises or inducements for future transactions by, among or between such Purchaser and any of its Affiliates, on the one hand, and Concho and any of its Affiliates, on the other hand.
     Section 4.07. Short Selling. Such Purchaser represents and warrants that it has not entered into any Short Sales of the Common Stock owned by it between the time it first began discussions with Concho or the Placement Agent about the transactions contemplated by this Agreement and the date hereof.

     Section 4.08. Financial Resources. Such Purchaser has, and will have at the Closing, the financial resources available to purchase the Purchased Common Stock set forth opposite its name on Schedule 2.01 of this Agreement, to close the transactions contemplated by this Agreement on the Closing Date without any financing contingency and to perform its post-Closing obligations hereunder.
ARTICLE V
COVENANTS
     Section 5.01. Subsequent Public Offerings. Without the written consent of the holders of a majority of the Purchased Common Stock, taken as a whole, from the date of this Agreement until the Lock-Up Date, Concho shall not, and shall cause its directors, officers and Affiliates that are under the control of Concho not to, grant, issue or sell any Common Stock or other equity or voting securities of Concho, any securities convertible into or exchangeable therefore or take any other action that may result in the issuance of any of the foregoing, other than (i) the issuance of the Purchased Common Stock, (ii) the issuance of Awards (as defined in Concho’s 2006 Stock Incentive Plan) or the issuance of Common Stock upon the exercise of options to purchase Common Stock granted pursuant to Concho’s existing 2006 Stock Incentive Plan, (iii) the entrance by any of Concho’s officers or directors into any Rule 10b5-1 plans, so long as no sales occur under such Rule 10b5-1 plans prior to the Lock-Up Date, (iv) sales by any of Concho’s officers or directors of shares of Common Stock in accordance with Rule 10b5-1 plans in existence as of the date of this Agreement or (v) sales of Common Stock for the purposes of satisfying tax liabilities associated with the vesting or exercise of awards of Common Stock granted pursuant to Concho’s existing 2006 Stock Incentive Plan. Notwithstanding the foregoing, Concho shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Common Stock in a manner that would require the registration under the Securities Act of the sale of the Purchased Common Stock to the Purchasers.
     Section 5.02. Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Concho and each Purchaser will, and Concho shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or Concho, as the case may be, advisable for the consummation of the transactions contemplated by the Basic Documents.
     Section 5.03. Non-Disclosure; Interim Public Filings. Concho shall, on or before 9:00 a.m., New York time, on or before the first Business Day following the date of this Agreement, issue a press release disclosing the terms of the transactions contemplated by this Agreement and the Marbob Acquisition Agreement. Before 9:00 a.m., New York time, on or before the first Business Day following the date of this Agreement, Concho shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Basic Documents and including as exhibits to such 8-K Filing this

Agreement and the Marbob Acquisition Agreement, in the form required by the Exchange Act. Thereafter, Concho shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated by this Agreement and provide copies thereof to the Purchasers promptly after filing if such filings or policies are not available to the Purchasers through EDGAR. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its issuance), Concho shall, at least two (2) Business Days prior to the filing or dissemination of any disclosure required by this Section 5.03, provide a copy thereof to the Purchasers for their review. Concho and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or The New York Stock Exchange (or other exchange on which securities of Concho are listed or traded) with respect to the transactions contemplated by this Agreement. Notwithstanding the foregoing, Concho shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement (including Schedules and Exhibits to this Agreement) filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence of this Section 5.03. Concho shall not, and shall cause each of its Representatives not to, provide any Purchaser with any material non-public information regarding Concho from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.
     Section 5.04. Use of Proceeds. Concho shall use the collective proceeds from the sale of the Purchased Common Stock to partially finance the Marbob Acquisition.
     Section 5.05. Tax Information. Concho shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Common Stock.
     Section 5.06. Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of Short Sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Stock acquired hereunder by the Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared or deemed effective by the Commission. No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of Concho (other than with respect to the Common Stock acquired hereunder) owned by such Purchaser or borrowed from a broker after the date the press release contemplated by Section 5.03 of this Agreement is issued by Concho.
ARTICLE VI
CLOSING CONDITIONS
     Section 6.01. Conditions to the Closing.

          (a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Common Stock shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;
     (ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
     (iii) all closing conditions (other than payment of the purchase price) required to consummate the Marbob Acquisition have been satisfied or waived, and the parties to the Marbob Acquisition Agreement are prepared to consummate the Marbob Acquisition substantially on the terms set forth therein.
          (b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Common Stock shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) Concho shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Concho on or prior to the Closing Date;
     (ii) the representations and warranties of Concho contained in this Agreement that are qualified by materiality or Concho Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
     (iii) since the date of this Agreement, no Concho Material Adverse Effect shall have occurred and be continuing;
     (iv) the Purchased Common Stock shall have been approved for listing on The New York Stock Exchange, and no notice of delisting from The New York Stock Exchange shall have been received by Concho with respect to the Common Stock; and
     (v) Concho shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Concho’s closing deliveries described in Section 6.02 of this Agreement.

          (c) Concho’s Conditions. The obligation of Concho to consummate the sale of the Purchased Common Stock to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by Concho in writing, in whole or in part, to the extent permitted by applicable Law):
     (i) such Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;
     (ii) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);
     (iii) since the date of this Agreement, no Purchaser Material Adverse Effect with respect to such Purchaser shall have occurred and be continuing; and
     (iv) such Purchaser shall have delivered, or caused to be delivered, to Concho at the Closing, its closing deliveries described in Section 6.03 of this Agreement.
     Section 6.02. Concho Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Concho will deliver, or cause to be delivered, to each Purchaser:
          (a) the Purchased Common Stock by delivering certificates (bearing the legend set forth in Section 4.05(c)) evidencing such Purchased Common Stock at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;
          (b) the Officer’s Certificate substantially in the form attached to this Agreement as Exhibit C;
          (c) opinions addressed to the Purchasers from Vinson & Elkins L.L.P., counsel to Concho, and from the General Counsel of Concho, each dated the Closing Date, substantially similar in substance to the form of opinions attached to this Agreement as Exhibit B;
          (d) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by Concho;
          (e) a certificate of the Secretary of Concho dated as of the Closing Date substantially in the form attached to this Agreement as Exhibit E;
          (f) a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of Concho; and

          (g) a cross receipt, dated the Closing Date, executed by Concho and delivered to each Purchaser, certifying that Concho has received the Purchase Price with respect to the Purchased Common Stock issued and sold to all Purchasers, substantially in the form attached to this Agreement as Exhibit F.
          Section 6.03. Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Concho:
          (a) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser;
          (b) an Officer’s Certificate substantially in the form attached to this Agreement as Exhibit D;
          (c) payment of the Common Stock Price for each share of Purchased Common Stock being purchased by such Purchaser by wire transfer of immediately available funds to an account designated by Concho at least twenty four (24) hours prior to 9:30 a.m., New York time, on the Closing Date; and
          (d) a cross receipt, dated the Closing Date, executed by such Purchaser and delivered to Concho, certifying that such Purchaser has received its Purchased Common Stock, substantially in the form attached to this Agreement as Exhibit F.
ARTICLE VII
INDEMNIFICATION, COSTS AND EXPENSES
     Section 7.01. Indemnification by Concho. Concho agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of or in any way related to (i) any actual or proposed use by Concho of the proceeds of any sale of the Purchased Common Stock or (ii) the breach of any of the representations, warranties or covenants of Concho contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.
     Section 7.02. Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Concho and its Representatives (collectively, “Concho Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them, whether or not involving a third party claim, as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim related to indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.
     Section 7.03. Indemnification Procedure. Promptly after any Concho Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII
MISCELLANEOUS
     Section 8.01. Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Concho has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Concho unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable, and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
     Section 8.02. Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement indefinitely. The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Common Stock and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Concho and the Purchasers pursuant to Section 3.11, Section 4.04 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.
     Section 8.03. No Waiver; Modifications in Writing.
          (a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at Law or in equity or otherwise.
          (b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Concho from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.
     Section 8.04. Binding Effect; Assignment.
          (a) Binding Effect. This Agreement shall be binding upon Concho, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.
          (b) Assignment of Purchased Common Stock. All or any portion of a Purchaser’s Purchased Common Stock purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws and the Registration Rights Agreement.
          (c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of Concho to any Affiliate of such Purchaser, and the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Concho (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.
     Section 8.05. Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of Concho shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until the 8-K Filing required by Section 5.03 of this Agreement.
     Section 8.06. Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)	If to Capital World:

Name: The Growth Fund of America, Inc. c/o Capital Research and Management Company
Address: 333 South Hope Street, 55th Floor Los Angeles, CA 90071
Attention: Mike Downer/Michael Triessl Telephone: (213) 486-9200 Email: md@capgroup.com; mcjt@capgroup.com

(b)	If to Fidelity:

Name: Andrew Boyd
Address: 82 Devonshire Street, V13H Boston, MA 02109
Attention: Andrew Boyd Telephone: (617) 563-5144 Email: andrew.boyd@fmr.com

(c)	If to Fred Alger: Name: Eric Roberts Address: 111 Fifth Avenue New York, New York 10003 Attention: Chief Financial Officer Telephone: (212) 806-2948 Email: erichards@alger.com

(d)	If to Canada Pension Plan Investment Board:

Name: Edwin Cass
Address: 1 Queen St. East, Suite 2600, PO Box 101
                Toronto, Ontario Canada, M5C 2W5
Attention: Chief Financial Officer
Telephone: (416) 874-5278
Email: ecass@cppib.ca

(e)	If to S.A.C. Capital Associates, LLC or CR Intrinsic Investments, LLC:

Name: c/o S.A.C. Capital Advisors, L.P.
Address: 72 Cummings Point Road
                Stamford, CT 06902
Attention: General Counsel/Chief Financial Officer
Telephone: (203) 890-2000
Email: petern@sac.com; dan.berkowitz@sac.com

(f)	If to T. Rowe Price Associates Inc.: Name: T. Rowe Price Associates, Inc.

Address: 100 East Pratt Street Baltimore, Maryland 21202 Attention: Andrew Baek, Vice President and Senior Legal Counsel Telephone: (410) 345-2090 Email: andrew_baek@troweprice.com

(g)	If to Baron Asset Fund:

Name: Baron Asset Fund, c/o BAMCO, Inc.
Address: 767 Fifth Avenue, 49th Floor
               New York, NY 10153
Attention: General Counsel
Telephone: (212) 583-2119
Email: ppatalino@baronfunds.com

(h)	If to Eton Park Fund, LP or Eton Park Master Fund, Ltd.:

Name: Eton Park Capital Management, LP
Address: 399 Park Avenue, 10th Floor
                New York, NY 10022
Attention: Marcy Engel
Telephone: (212) 756-5390
Email: marcy.engel@etonpark.com

(i)	If to Trafelet:

Name: Trafelet & Company, LLC
Address: 26th Floor, 590 Madison Avenue New York, NY 10022
Attention: Jeff Faber, Chief Financial Officer Telephone: (212) 201-7856 Email: jfaber@trafelet.com

(j)	If to Citadel Global Equities Master Fund Ltd. or LMA SPC for and on behalf of Map 86 Segregated Portfolio:

Name: c/o Citadel LLC
Address: 131 South Dearborn Street Chicago, IL 60603
Attention: Legal Department Telephone: (312) 395-2100 Fax: (312) 267-7300 Email: with a mandatory copy sent via email to: CitadelAgreementNotice@citadelgroup.com

(k)	If to Concho:

Concho Resources Inc.
550 West Texas Avenue, Suite 100
Midland, Texas 79701
Attention: Darin G. Holderness
Facsimile: (432) 683-7443
Email: dholderness@conchoresources.com

with a copy to:

Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attention: Jeffery K. Malonson, Esq.
Facsimile: (713) 615-5627
Email: jmalonson@velaw.com
or to such other address as Concho or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) upon actual receipt, if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iii) when receipt acknowledged, if sent via facsimile; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.
     Section 8.07. Removal of Legend. Concho shall remove the legend described in Section 4.05(c) from the certificates evidencing the Purchased Common Stock at the request of a Purchaser submitting to Concho such certificates, together with such other documentation as may be reasonably requested by Concho or required by its transfer agent, unless Concho, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no opinion of counsel from such Purchaser shall be required in the event a Purchaser is effecting a sale of such Purchased Common Stock pursuant to Rule 144 under the Securities Act or an effective registration statement. Concho shall cooperate with such Purchaser to effect removal of such legend. The legend described in Section 4.05(c) shall be removed and Concho shall cause the Transfer Agent to issue a certificate without such legend to the holder of Purchased Common Stock upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such shares of Purchased Common Stock are sold pursuant to an effective Registration Statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Concho with an opinion of a law firm reasonably acceptable to Concho (with any law firm set forth under Section 8.06 being deemed acceptable), in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Common Stock may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Concho with reasonable assurance that such Purchased Common Stock can be sold, assigned or transferred pursuant to Rule 144 under the Securities Act. If Concho shall fail for any reason or for no reason to issue to the holder of such Purchased Common Stock within three (3) trading days after the occurrence of any of clause (i), clause (ii) or clause (iii) above a certificate without such legend or if Concho fails to deliver unlegended Purchased Common Stock within three (3) trading days of the Purchaser’s election to receive such unlegended Purchased Common Stock pursuant to clause (y) below, and if on or after such trading day the holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the holder of such Purchased Common Stock that the holder anticipated receiving without legend from Concho (a “Buy-In”), then Concho shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (x) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased (the “Buy-In Price”), at which point Concho’s obligation to deliver such unlegended Purchased Common Stock shall terminate, or (y) promptly honor its obligation to deliver to the holder such unlegended Purchased Common Stock as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock and (B) the closing bid price on the date of such holder’s purchase.
     Section 8.08. Entire Agreement. The Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Concho or a Purchaser set forth herein or therein. The Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.
     Section 8.09. Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws.
     Section 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.
     Section 8.11. Termination.
          (a) This Agreement may be terminated:
     (i) by mutual written consent of Concho and the Purchasers entitled to purchase a majority of the Purchased Common Stock based on the total Commitment Amounts at any time prior to the Closing;
     (ii) by either Concho or the Purchasers entitled to purchase a majority of the Purchased Common Stock based on the total Commitment Amounts if the Closing has not been consummated on or before November 30, 2010; provided, that no Party may terminate this Agreement pursuant to this Section 8.11(a)(ii) if such Party’s failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before such date;

     (iii) by either Concho or the Purchasers entitled to purchase a majority of the Purchased Common Stock based on the total Commitment Amounts if any court of competent jurisdiction in the United States or any other Governmental Authority shall have issued a final order, decree or ruling or taken any other financial action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable;
     (iv) by Concho if there shall have been a breach of any representation, warranty or covenant on the part of any Purchaser set forth in this Agreement, or if any such representation or warranty of a Purchaser shall have become untrue, in either case, such that the conditions set forth in Section 6.01(c) would be incapable of being satisfied by November 30, 2010 and such Purchaser has not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from Concho; provided, that Concho is not then in breach of any of its obligations under this Agreement; and
     (v) by the Purchasers entitled to purchase a majority of the Purchased Common Stock based on the total Commitment Amounts if there shall have been a breach of any representation, warranty or covenant on the part of Concho set forth in this Agreement, or if any such representation or warranty of Concho shall have become untrue, in either case, such that the conditions set forth in Section 6.01(b) would be incapable of being satisfied by November 30, 2010 and Concho has not cured such breach or inaccuracy within twenty (20) Business Days after receipt of written notice thereof from the Purchasers; provided, that no Purchaser is then in breach of any of its obligations under this Agreement.
          (b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing if the Marbob Acquisition Agreement shall have been terminated pursuant to its terms.
          (c) In the event of the termination of this Agreement by either Concho or the Purchasers as provided in Section 8.11(a) or in accordance with Section 8.11(b):
     (i) except as set forth in Section 8.02, this Agreement shall become null and void and have no further force or effect, but the Parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination; and
     (ii) the confidentiality agreements entered into by and between each of the Purchasers and Concho shall remain in effect.
     Section 8.12. Recapitalization, Exchanges, Etc. Affecting the Purchased Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of Concho or any successor or assign of Concho (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of the Purchased Common Stock, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 8.13. Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Concho shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under the Basic Documents or under any documents or instruments delivered in connection therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Concho or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Concho or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and Concho under the Basic Documents or any documents or instruments delivered in connection therewith or for any claim based on, in respect of or by reason of such obligation or its creation.
[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

CONCHO RESOURCES INC.
By:	/s/ Timothy A. Leach
Timothy A. Leach
Chief Executive Officer and President

Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Capital World: THE GROWTH FUND OF AMERICA, INC.
By:	/s/ Michael J. Downer
Name:	Michael J. Downer
Title:	Senior Vice President and Secretary, Capital Research and Management Company
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Fidelity: FIDELITY CONTRAFUND: FIDELITY CONTRAFUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY CONTRAFUND: FIDELITY ADVISORS NEW INSIGHTS FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

VARIABLE INSURANCE PRODUCTS FUND III: BALANCED PORTFOLIO
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY ADVISOR SERIES: FIDELITY ADVISOR DIVIDEND GROWTH FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY SELECT PORTFOLIOS: NATURAL GAS PORTFOLIO
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR BALANCED FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY PURITAN TRUST: FIDELITY BALANCED FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY DEVONSHIRE TRUST: FIDELITY SERIES ALL-SECTOR EQUITY FUND
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO
By:	/s/ Jeffrey Christian
Name:	Jeffrey Christian
Title:	Deputy Treasurer

Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR BALANCED FUND

By: Name:	/s/ Jeffrey Christian Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY PURITAN TRUST: FIDELITY BALANCED FUND

By: Name:	/s/ Jeffrey Christian Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY DEVONSHIRE TRUST: FIDELITY SERIES ALL-SECTOR EQUITY FUND

By: Name:	/s/ Jeffrey Christian Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

VARIABLE INSURANCE PRODUCTS FUND II: CONTRAFUND PORTFOLIO

By: Name:	/s/ Jeffrey Christian Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

FIDELITY CAPITAL TRUST: FIDELITY VALUE FUND

By: Name:	/s/ Jeffrey Christian Jeffrey Christian
Title:	Deputy Treasurer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Fred Alger:

By: Name:	/s/ Barry J. Mueller Barry J. Mueller
Title:	SVP
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Canada Pension Plan Investment Board:

By: Name:	/s/ Edwin Cass Edwin Cass
Title:	Vice President

By: Name:	/s/ Norman Jackson Norman Jackson
Title:	Senior Portfolio Manager
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

S.A.C. Capital Associates, LLC:

By: Name:	/s/ Peter Nussbaum Peter Nussbaum
Title:	Authorized Signatory

CR Intrinsic Investments, LLC:

By: Name:	/s/ Peter Nussbaum Peter Nussbaum
Title:	Authorized Signatory
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

T. ROWE PRICE ASSOCIATES, INC. Investment Advisor for and on Behalf of the Funds and Accounts on Attachment A:

By: Name:	/s/ Michael F. Blandino Michael F. Blandino
Title:	Vice President

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090 Email: andrew_baek@troweprice.com

Attachment A:

T. Rowe Price New Era Fund, Inc.
John S. and James L. Knight Foundation — Natural Resources
Advanced Series Trust — AST T. Rowe Price Natural Resources Portfolio
Memorial Sloan-Kettering Cancer Center — Natural Resources
Syngenta Corporation Pension Plan — NRIS
IAM National Pension Fund Global Natural Resources
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

BAMCO, Inc., on behalf of its investment advisory client, Baron Asset Fund:

By: Name:	/s/ Patrick M. Patalino Patrick M. Patalino
Title:	General Counsel
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Eton Park Capital Management, LP on behalf of Eton Park Fund, LP:

By: Name:	/s/ Marcy Engel Marcy Engel
Title:	Chief Operating Officer and General Counsel
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Eton Park Capital Management, LP on behalf of Eton Park Master Fund, Ltd.:

By: Name:	/s/ Marcy Engel Marcy Engel
Title:	Chief Operating Officer and General Counsel
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Trafelet:

Delta Institutional, LP

By:	/s/ Jeff Faber

Name:	Jeff Faber
Title:	Chief Financial Officer

Delta Onshore, LP

By:	/s/ Jeff Faber

Name:	Jeff Faber
Title:	Chief Financial Officer

Delta Pleiades, LP

By:	/s/ Jeff Faber

Name:	Jeff Faber
Title:	Chief Financial Officer

Delta Offshore, Ltd

By:	/s/ Jeff Faber

Name:	Jeff Faber
Title:	Chief Financial Officer
Signature Page to Common Stock Purchase Agreement

     IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Citadel Global Equities Master Fund Ltd.
By:	Citadel Advisors LLC, its Portfolio Manager

By:	/s/ Erica L. Tarpey

Name:	Erica L. Tarpey
Title:	Authorized Signatory

LMA	SPC, for and on behalf of Map 86 Segregated Portfolio
By:	Citadel Advisors LLC, its Investment Manager

By:	/s/ Erica L. Tarpey

Name:	Erica L. Tarpey
Title:	Authorized Signatory
Signature Page to Common Stock Purchase Agreement

Schedule 2.01
PURCHASERS AND COMMITMENT AMOUNTS

		Gross
		Proceeds
Purchaser	Common Stock	to Issuer
Capital World (The Growth Fund of America, Inc.)	2,207,506	$100,000,021.80
Fidelity	1,660,000	$75,198,000.00
Fred Alger	900,000	$40,770,000.00
Canada Pension Plan Investment Board	350,000	$15,855,000.00
S.A.C. Capital Associates, LLC	325,000	$14,722,500.00
T. Rowe Price Associates Inc.	309,800	$14,033,940.00
Baron Asset Fund	250,000	$11,325,000.00
Trafelet & Company LLC	200,000	$9,060,000.00
Eton Park Master Fund, Ltd.	159,387	$7,220,231.10
Citadel Global Equities Master Fund Ltd.	139,965	$6,340,414.50
Eton Park Fund, L.P.	85,824	$3,887,827.20
CR Intrinsic Investments, LLC	25,000	$1,132,500.00
LMA SPC, for and on behalf of Map 86 Segregated Portfolio	10,035	$454,585.50

Total	6,622,517	$300,000,020.10

Schedule 2.01

Exhibit A
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
CONCHO RESOURCES INC.
AND
THE PURCHASERS NAMED HEREIN
Exhibit A

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2010 by and among Concho Resources Inc., a Delaware corporation (“Concho”), and the purchasers named in Schedule A to this Agreement (each such purchaser a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Common Stock pursuant to the Common Stock Purchase Agreement, dated as of July 19, 2010, by and among Concho and the Purchasers (the “Purchase Agreement”);
     WHEREAS, Concho has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and
     WHEREAS, it is a condition to the obligations of each Purchaser and Concho under the Purchase Agreement that this Agreement be executed and delivered.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified therefor in the introductory paragraph.
     “Concho” has the meaning specified therefor in the introductory paragraph.
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.
     “File Date” has the meaning specified in Section 2.01(a)(1) of this Agreement.
     “Holder” means the record holder of any Registrable Securities.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.
     “Liquidated Damages Multiplier” means the product of $45.30 times the number of shares of Common Stock purchased by such Purchaser.
     “Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager(s) of such Underwritten Offering.

Exhibit A-1

     “Placement Agent” means Merrill, Lynch, Pierce, Fenner & Smith Incorporated.
     “Primary Offering” has the meaning specified therefor in Section 2.03(o) of this Agreement.
     “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Registrable Securities” means: (i) the Purchased Common Stock and (ii) any shares of Common Stock issued as Liquidated Damages pursuant to this Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has been declared or deemed effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) such Registrable Security can be disposed of pursuant to Rule 144(b) (or any similar provision then in force) under the Securities Act; (d) such Registrable Security is held by Concho or one of its Subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

Exhibit A-2

ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Registration.
          (a) Registration.
               (i) Deadline To Go Effective. Within 90 days of the Closing (the “File Date”), Concho shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) under the Securities Act with respect to all of the Registrable Securities (the “Registration Statement”). A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Concho. Concho will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers or (ii) the date when such Registrable Securities become eligible for resale under Rule 144(b) (or any similar provision then in force) under the Securities Act (the “Effectiveness Period”). The Registration Statement when declared or deemed effective by the Commission (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
               (ii) Failure To Go Effective. If the Registration Statement required by Section 2.01 of this Agreement is not declared effective within 30 days after the File Date, then each Purchaser shall be entitled to a payment with respect to the Purchased Common Stock of each such Purchaser, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 30 days following the 30th day after the File Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). Initially there shall be no limitation on the aggregate amount of the Liquidated Damages payable by Concho under this Agreement to each Purchaser; provided, however, that if there is a change in the Law or accounting principles generally accepted in the United States that would result in the Purchased Common Stock being treated as debt securities instead of equity securities for purposes of Concho’s financial statements, then the aggregate amount of the Liquidated Damages payable by Concho under this Agreement to each Purchaser shall not exceed the maximum amount of the Liquidated Damages Multiplier with respect to such Purchaser allowed for the Purchased Common Stock not to be treated as debt securities for purposes of Concho’s financial statements. The Liquidated Damages payable pursuant to the immediately preceding sentence, accrued on a daily basis, shall be payable within ten (10) Business Days of the end of each such 30-day period. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Concho certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Concho’s or Concho’s Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Concho SEC Documents, then, to the extent not payable in cash, Concho may pay the Liquidated Damages in

Exhibit A-3

kind in the form of the issuance of additional shares of Common Stock. Upon any issuance of Common Stock as Liquidated Damages, Concho shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Stock to such Registration Statement as additional Registrable Securities. The determination of the amount of Common Stock to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Stock (as reported by The New York Stock Exchange) for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages to a Purchaser shall cease at such time as the Purchased Common Stock of such Purchaser cease to be Registrable Securities pursuant to Section 1.02 of this Agreement. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two Business Days of such date, Concho shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.
               (iii) Waiver of Liquidated Damages. Concho may request a waiver of its obligation to pay any Liquidated Damages, which may be granted or withheld by the consent of the Holders of a majority of the Purchased Common Stock, taken as a whole, in their sole discretion. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.09 of this Agreement) under this Section 2.01 other than Liquidated Damages owing but not yet paid shall terminate at such time as the Purchased Common Stock of such Purchaser cease to be Registrable Securities pursuant to Section 1.02 of this Agreement.
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Concho may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) Concho is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Concho determines in good faith that Concho’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) Concho has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Concho, would materially adversely affect Concho; provided, however, in no event shall the Purchasers be suspended for a period that exceeds an aggregate of 60 days in any 180-day period or 120 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Concho shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
          (c) Additional Rights to Liquidated Damages. During the Effectiveness Period, if (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a

Exhibit A-4

supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, Concho shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under 2.01(b) of this Agreement or (y) the day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.
     Section 2.02 Underwritten Offering. Any one or more Holders that collectively hold greater than $100 million of Registrable Securities, based on the purchase price per share of Common Stock under the Purchase Agreement, may deliver written notice to Concho that such Holders wish to dispose of an aggregate of at least $100 million of Registrable Securities, based on the purchase price per share of Common Stock under the Purchase Agreement, in an Underwritten Offering. Upon receipt of any such written request, Concho shall retain underwriters, effect such sale though an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and take all reasonable and customary actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities; provided, however, Concho management shall not be required to participate in any roadshow or similar marketing effort on behalf of any such Holder; provided, further, that Concho shall not be required to effect more than two (2) Underwritten Offerings pursuant to this Section 2.02, and the Holders shall be limited to one Underwritten Offering request in any 365 day period. Additionally, Concho shall notify all Holders of Registrable Securities of the demand no later than ten (10) days after receipt thereof. Such Holders shall be permitted to participate in the Underwritten Offering.
     Section 2.03 Sale Procedures. In connection with its obligations under this Article II, Concho will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;
          (b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify Concho in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;

Exhibit A-5

          (c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) an electronic copy of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
          (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Concho will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (e) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
          (f) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Concho of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Concho agrees to as promptly as practicable amend or supplement the

Exhibit A-6

prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other Governmental Authority relating to such offering of Registrable Securities;
          (h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Concho dated the date of the closing under the underwriting agreement and (ii) “cold comfort” letters, dated the pricing date of such Underwritten Offering and bring-down letters of like kind dated the date of the closing under the underwriting agreement, in each case as applicable, signed by (x) counsel for Concho, (y) the independent public accountants who have certified Concho’s financial statements and (z) the independent reserve engineers who have reviewed Concho’s reserves, as applicable; each of the opinion and the “cold comfort” letters shall be in customary form and covering substantially the same matters with respect to such Underwritten Offering as are customarily covered in opinions of issuer’s counsel and in accountants’ and reserve engineers’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;
          (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Concho personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Concho need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Concho satisfactory to Concho (including any confidentiality agreement referenced in Section 8.05 of the Purchase Agreement);
          (k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by Concho are then listed;
          (l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Concho to enable the Selling Holders to consummate the disposition of such Registrable Securities;

Exhibit A-7

          (m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
          (o) Concho agrees that, if any Purchaser could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with any Registration Statement covered by Section 2.01, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Primary Offering”), then Concho will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to Concho and satisfy its obligations in respect thereof. In addition, at any Purchaser’s request, Concho will furnish to such Purchaser, on the date of the effectiveness of any Primary Offering and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a letter, dated such date, from Concho’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, (ii) a letter, dated such date, from Concho’s independent reserve engineers in form and substance as is customarily given by independent reserve engineers in an underwritten public offering, addressed to such Purchaser, and (iii) an opinion, dated as of such date, of counsel representing Concho for purposes of such Primary Offering, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser. Concho will also permit legal counsel to such Purchaser to review and comment upon any such Primary Offering at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Primary Offering within a reasonable number of days prior to their filing with the Commission and not file any Primary Offering or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects in writing.
     Each Selling Holder, upon receipt of notice from Concho of the happening of any event of the kind described in Section 2.03(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(e) of this Agreement or until it is advised in writing by Concho that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Concho, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Concho (at Concho’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     If requested by a Purchaser, Concho shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the

Exhibit A-8

Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.
     Section 2.04 Cooperation by Holders. Concho shall have no obligation to include in the Registration Statement Common Stock of a Holder who has failed to timely furnish such information that, in the opinion of counsel to Concho, is reasonably required for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.05 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by Concho; provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other Common Stockholder of Concho on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.05 shall not apply with respect to a Holder that owns less than $10 million of Purchased Common Stock, based on the Commitment Amounts.
     Section 2.06 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to Concho’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc. and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for Concho, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
          (b) Expenses. Concho will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, Concho shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.07 Indemnification.
          (a) By Concho. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Concho will indemnify and hold harmless each

Exhibit A-9

Selling Holder thereunder, its officers, members, managers, directors, employees, agents and other representatives, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its officers, members, managers, directors, employees, agents and other representatives, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, officer, member, manager, director, employee, agent, other representative, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Concho will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Concho, its directors and officers, and each Person, if any, who controls Concho within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Concho to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the net proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the

Exhibit A-10

extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
          (d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of net proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Exhibit A-11

          (e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Concho agrees to use its commercially reasonable efforts to:
          (a) make and keep public information regarding Concho available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
          (b) file with the Commission in a timely manner all reports and other documents required of Concho under the Securities Act and the Exchange Act at all times from and after the date hereof; and
          (c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Concho, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause Concho to register Registrable Securities granted to the Purchasers by Concho under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that, (a) unless such transferee is an Affiliate of such Purchaser, each such transferee or assignee holds Registrable Securities representing at least $20 million of the Purchased Common Stock, based on the Commitment Amounts, (b) Concho is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.10 Limitation on Subsequent Registration Rights. From and after the date hereof, Concho shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, grant registration rights to any other Person that would be superior to the Purchasers’ registration rights under Section 2.01 of this Agreement.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

Exhibit A-12

          (a) if to Purchaser, to the address set forth under that Purchaser’s signature block in accordance with the provisions of this Section 3.01;
          (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 hereof; and
          (c) if to Concho, at 550 West Texas Avenue, Suite 100, Midland, Texas 79701 (facsimile: 432.683.8012), notice of which is given in accordance with the provisions of this Section 3.01.
     All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.
     Section 3.02 Successor and Assigns This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Recapitalization, Exchanges, Etc. Affecting the Common Stock The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all stock of Concho or any successor or assign of Concho (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.04 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute the same Agreement.
     Section 3.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.07 Governing Law. The Laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of Laws.
     Section 3.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the

Exhibit A-13

extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.09 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Concho set forth herein. This Agreement, the Purchase Agreement and the confidentiality agreements entered into between Concho or the Placement Agent and the Purchasers pertaining to the sale of the Purchased Common Stock supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.10 Amendment. This Agreement may be amended only by means of a written amendment signed by Concho and the Holders of a majority of the then-outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.11 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.12 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Concho shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.
[The remainder of this page is intentionally left blank]

Exhibit A-14

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONCHO RESOURCES INC.
By:
Name:
Title:

[PURCHASERS]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A-15

Exhibit B
     Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Stock Purchase Agreement dated as of July 19, 2010 (the “Purchase Agreement”). Concho shall cause Vinson & Elkins L.L.P., counsel for Concho, to furnish to the Purchasers at the Closing an opinion letter addressed to the Purchasers and dated the Closing Date opining as to the following matters:
     (i) Concho: (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has requisite power and authority to carry on its business as now conducted and to own and lease its properties and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents and approvals necessary to own its properties and carry on its business as its business is now being conducted as described in the Concho SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a Concho Material Adverse Effect; and (B) is duly qualified to do business in the jurisdictions listed in Annex A hereto, except where failure so to qualify would not reasonably be expected to have a Concho Material Adverse Effect.
     (ii) To our knowledge, except as described in the Concho SEC Documents filed prior to the date hereof, for options granted pursuant to Concho’s existing 2006 Stock Incentive Plan or as contemplated by the Purchase Agreement, there are no outstanding or authorized (A) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Concho or any of its Subsidiaries to issue, transfer or sell any equity interests in Concho or any of its Subsidiaries or securities convertible into or exchangeable for such equity interests, (B) obligations of Concho or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interests in Concho or any of its Subsidiaries or any such securities or agreements listed in clause (A) of this sentence or (C) voting trusts or similar agreements to which Concho or any of its Subsidiaries is a party with respect to the voting of the equity interests of Concho or any of its Subsidiaries.
     (iii) The Purchased Common Stock has been duly authorized by Concho pursuant to the Organizational Documents and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.
     (iv) None of the offering, issuance and sale by Concho of the Purchased Common Stock or the execution, delivery and performance of the Basic Documents by Concho (A) constitutes or will constitute a violation of the Organizational Documents, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event) any agreement
Exhibit B

filed as an exhibit to the Concho SEC Documents, or (C) results or will result in any violation of the DGCL or U.S. federal Law, which in the case of clause (B) or (C) of this paragraph (iv) would be reasonably expected to have a Concho Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (iv) with respect to federal or state securities or anti-fraud statutes, rules or regulations.
     (v) Each of the Basic Documents to which Concho is a party has been duly authorized and validly executed and delivered on behalf of Concho, and, assuming due authorization, valid execution and delivery by the other parties to each of the Basic Documents, is enforceable against Concho in accordance with its respective terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable Law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (vi) Except for the approvals required by the Commission in connection with Concho’s obligations under the Registration Rights Agreement (including the registration statement referenced therein), no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority is required in connection with the execution, delivery or performance by Concho of any of the Basic Documents to which it is a party, except those that have been obtained or may be required under the state securities or “blue sky” laws, as to which we do not express any opinion.
     (vii) Concho is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (viii) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Common Stock pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.
     Concho shall furnish to the Purchasers at the Closing an opinion letter of C. William Giraud, General Counsel of Concho, addressed to the Purchasers and dated the Closing Date opining as to the following matters:
     (i) None of the offering, issuance and sale by Concho of the Purchased Common Stock or the execution, delivery and performance of the Basic Documents by Concho (A) constitutes or will constitute a violation of any organizational documents of any of Concho’s Subsidiaries or (B) will result in a breach or violation (and, to such counsel’s knowledge, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or

Exhibit B-2

imposition of any lien, charge or encumbrance upon any Property of Concho or its Subsidiaries pursuant to (i) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the Concho SEC Documents) or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Delaware or Texas court or government agency or body directed to any of Concho or its Subsidiaries or any of its respective Properties in a proceeding to which any of them or such Property is a party, which breaches, violations or liens would reasonably be expected to have a Concho Material Adverse Effect; provided, however, that no opinion is expressed pursuant hereto with respect to federal or state securities Laws or other anti-fraud Laws.
     (ii) All of the issued and outstanding equity interests of each of Concho’s Subsidiaries are owned, directly or indirectly, by Concho free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Concho or any of its Subsidiaries as debtors is on file in the office of the Secretary of State of the State of Delaware or Texas, (B) otherwise known to such counsel without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under Concho’s or its Subsidiaries’ credit facilities; and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by the organizational documents of Concho’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by the organizational documents of Concho’s Subsidiaries) and free of preemptive rights, and, to our knowledge, except as disclosed in the Concho SEC Documents, neither Concho nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interests in, any other Person or is obligated to make any capital contribution to or other investment in any other Person.

Exhibit B-3

Exhibit C
CONCHO RESOURCES INC.
Officer’s Certificate
     Pursuant to Section 6.02(b) of the Common Stock Purchase Agreement, dated as of July 19, 2010 (the “Purchase Agreement”) by and among Concho Resources Inc., a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule 2.01 to the Purchase Agreement relating to the issuance and sale by the Company to the Purchasers of an aggregate of 6,622,517 shares of Common Stock, the undersigned hereby certifies on behalf of the Company as follows:
     (A) The Company has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by the Company on or prior to the date hereof.
     (B) The representations and warranties of the Company contained in the Purchase Agreement that are qualified by materiality or Concho Material Adverse Effect (as defined in the Purchase Agreement) are true and correct in all respects as written as of the date of the Purchase Agreement and as of the date hereof, and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations and warranties made as of a specific date are true and correct in all material respects as of such date only.
     (C) Since the date of the Purchase Agreement, no Concho Material Adverse Effect has occurred and is continuing.
     Dated: [•], 2010

CONCHO RESOURCES INC.

By:

Name:	Darin G. Holderness
Title:	Vice President, Chief Financial Officer and Treasurer
Exhibit C

Exhibit D
PURCHASERS’
Officer’s Certificate
     Pursuant to Section 6.03(c) of the Common Stock Purchase Agreement, dated as of July 19, 2010 (the “Purchase Agreement”), by and among Concho Resources Inc., a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule 2.01 to the Purchase Agreement relating to the issuance and sale by the Company to the Purchasers of an aggregate of 6,622,517 shares of Common Stock, each of the undersigned hereby certifies solely on behalf of itself as follows:
     (A) Such Purchaser has performed and complied in all material respects with the covenants and agreements contained in the Purchase Agreement that are required to be performed and complied with by such Purchaser on or prior to the date hereof.
     (B) The representations and warranties of such Purchaser contained in the Purchase Agreement that are qualified by materiality or Purchaser Material Adverse Effect (as defined in the Purchase Agreement) are true and correct in all respects as written as of the date of the Purchase Agreement and as of the date hereof, and all other representations and warranties are true and correct in all material respects as of the date of the Purchase Agreement and as of the date hereof, except that representations and warranties made as of a specific date are true and correct in all material respects as of such date only.
     (C) Since the date of the Purchase Agreement, no Purchaser Material Adverse Effect has occurred and is continuing.
     Dated: [•], 2010

[PURCHASER]
By:
Name:
Title:

Exhibit D

Exhibit E
CONCHO RESOURCES INC.
SECRETARY’S CERTIFICATE
[•], 2010
     Reference is made to that certain Common Stock Purchase Agreement, dated as of July 19, 2010, by and among Concho Resources Inc., a Delaware corporation (the “Company”) and the Purchasers party thereto (the “Purchase Agreement”). Terms that are defined in the Purchase Agreement and that are used but not defined herein have the respective meanings given to them in the Purchase Agreement. I, C. William Giraud, hereby certify that I am the duly elected, qualified and acting Vice President, General Counsel and Secretary of the Company; and that as such I am familiar with the facts herein certified and am authorized to certify the same and do further certify, in such capacity, that:
     1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company (including all amendments, if any, thereto), certified by the Secretary of State of the State of Delaware, as in effect on August January 26, 2010 and at all times thereafter to and including the date hereof (the “Certification of Incorporation”). No other amendments to such Certificate of Incorporation have been authorized by the members or Board of Directors of the Company and such Certificate of Incorporation is in full force and effect as of the date hereof.
     2. No proceedings have been instituted or are pending, or, to the best of my knowledge, are contemplated, for the dissolution or liquidation of the Company or that would threaten its corporate existence or forfeit its limited corporate rights or franchises.
     3. Attached hereto as Exhibit 2 is a true, correct and complete copy of resolutions duly and validly adopted by the Board of Directors of the Company at a meeting on July [•], 2010, a copy of which has been duly filed with the minutes of the proceedings of such Board of Directors. Such resolutions have not been modified, amended, rescinded or revoked, and the same are in full force and effect on the date hereof and are within the power of the Board of Directors to pass as provided in the Certification of Incorporation.
     4. The following persons are duly elected or appointed and acting officers of the Company, holding the respective offices set forth opposite their names below, and the signatures set forth opposite their names below are their true and genuine signatures:

Exhibit E-1

Name	Office	Specimen Signature
Timothy A. Leach	Chairman and Chief Executive Officer

C. William Giraud	Vice President, General Counsel and Corporate Secretary

Darin G. Holderness	Vice President, Chief Financial Officer and Treasurer

     5. Each of the foregoing officers and the undersigned is authorized pursuant to the resolutions attached hereto, as officers of the Company, to execute and deliver, for and on behalf of the Company, the Purchase Agreement, the Registration Rights Agreement and all certificates, notices, communications and other documents required or permitted to be given by or on behalf of the Company in connection with the transactions contemplated thereby.
     6. This certificate and the specimen signatures contained herein may be executed in one or more counterparts, none of which need contain the signatures of all persons, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Exhibit E-2

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

CONCHO RESOURCES INC.
By:
C. William Giraud
Vice President, General Counsel and Secretary

     I, Darin G. Holderness, Vice President, Chief Financial Officer and Treasurer of the Company, hereby certify that the signature of C. William Giraud set forth above is a true, correct and genuine signature of such person, and that such person is the duly elected or appointed, qualified and acting Vice President, General Counsel and Secretary of the Company.

Darin G. Holderness Vice President, Chief Financial Officer and Treasurer

[Signature Page to Concho Resources Inc. Secretary’s Certificate]

Exhibit E-3

EXHIBIT 1
CERTIFICATE OF INCORPORATION

Exhibit E-4

EXHIBIT 2
RESOLUTIONS

Exhibit E-5

Exhibit F
CONCHO RESOURCES INC.
Cross Receipt
     Concho Resources Inc. (“Concho”) hereby acknowledges receipt from the Purchasers (as defined in the Purchase Agreement) of a wire transfer to Concho’s account (Account No. [•]) with [•] (Routing No. [•]) in the amount of $[•] as full payment for the [•] shares of Concho’s Common Stock purchased by the Purchasers pursuant to that certain Common Stock Purchase Agreement, dated July 19, 2010, by and among Concho and the Purchasers.

Dated: [•], 2010	Concho Resources Inc.

By:

	Name:	Darin G. Holderness
	Title:	Vice President, Chief Financial Officer and Treasurer
Exhibit F

[PURCHASER]
CROSS RECEIPT
     [•], pursuant to that certain Common Stock Purchase Agreement, dated July 19, 2010 (the “Purchase Agreement”), by and among Concho Resources Inc. (“Concho”) and the purchasers named therein, hereby acknowledges receipt of [•] shares of Concho’s Common Stock purchased by it pursuant to the Purchase Agreement.
Dated: [•], 2010
[PURCHASER]
By:
Name:
Title:
Exhibit F-2

Exhibit G
MARBOB ACQUISITION AGREEMENT

Exhibit G